Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL804 • 788 • 8200
FAX804 • 788 • 8218

FILE NO: 53582.000020

June 30, 2005

Via Overnight Delivery

Board of Directors
Columbia Equity Trust, Inc.
1750 H Street, N.W., Suite 500
Washington, DC 20006

Registration Statement on Form S-8
Relating to Columbia Equity Trust, Inc. 2005 Equity Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel for Columbia Equity Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on June 30, 2005 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 1,331,880 shares of the Company’s common stock, $0.001 par value per share (the “Plan Shares”), issuable pursuant to the Columbia Equity Trust, Inc. 2005 Equity Compensation Plan (the “Plan”), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

     2. The issuance of the Plan Shares has been duly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Plan Shares will be legally issued, fully paid and nonassessable.

Board of Directors
Columbia Equity Trust, Inc.
June 30, 2005

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP